UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2012 (September 18, 2012)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2012, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into an Investor Agreement (the “Investor Agreement”) with one of the investors in the March 5, 2012 registered direct offering (the “Investor”).  The Form of Investor Agreement is filed herewith as Exhibit 10.

The Investor Agreement is related to a Subscription Agreement, dated February 29, 2012, between the Investor and the Company (the “Subscription Agreement”), pursuant to which the Company obtained the right, subject to certain conditions, to require the investors identified therein to purchase up to an aggregate maximum of 9.5 million additional shares of Common Stock from the Company (the “Put Option”) during two option exercise periods, the first such option exercise period extending for the ten (10) Trading Days (as defined in the Subscription Agreement) beginning September 10, 2012 (the “First Additional Sale Option”) and the second such option exercise period extending for the ten (10) Trading Days beginning March 4, 2013. The issue price for the additional shares as set forth in the Subscription Agreement is a 6% discount to the lesser of the closing bid price of the Common Stock and a volume weighted average price (VWAP) measurement at the time the Company exercises an additional sale option.

Pursuant to the Investor Agreement, the Investor agreed to waive the condition precedent to the Company’s exercise of the Put Option requiring the arithmetic average of the average daily trading volumes during the Equity Conditions Measuring Period (as that term is defined in the Subscription Agreement) and on the exercise date be not less than 1,750,000 shares and to amend the Subscription Agreement to provide that the issue price of the additional shares during the First Option Exercise Period shall be an 8% discount to the lesser of the closing bid price of the Common Stock on September 18, 2012 and a VWAP measurement for the ten trading days ending on September 18, 2012. The Investor is purchasing 4,750,000 shares of Common Stock pursuant to the Investor Agreement. Additionally, pursuant to the Investor Agreement, the Company agreed to amend the warrant originally issued to the Investor to reflect an exercise price of $1.26. The net proceeds to the Company in connection with the exercise of the Put Option will be approximately $4,241,750.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Investor Agreement which is filed herewith as Exhibit 10 and incorporated herein by reference.

The Company is selling the above-described securities pursuant to a prospectus dated February 4, 2009 and a prospectus supplement dated February 29, 2012, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-156459) declared effective by the Securities and Exchange Commission on February 4, 2009 and the Company’s registration statement on Form S-3 (Registration No. 333-179781) filed with the Securities and Exchange Commission on February 28, 2012 (collectively, the “Registration Statements”).  This report on Form 8-K is being filed in part for the purpose of updating the Registration Statements and incorporating Exhibit 10 hereto by reference into the Registration Statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 5                                                   Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10                                             Form of Investor Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 19, 2012	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 5	Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10	Form of Investor Agreement